CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

     We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Merrill Lynch Equity Income Fund (Formerly Merrill Lynch S trategic Dividend Fund) filed as part of Registration Statement No. 33-14517 and to the use of our opinion of counsel, incorporated by reference to Exhibit 10 to Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A (File No. 33-14517), filed on November 28, 1995.

                                            /s/ Swidler Berlin Shereff Friedman, LLP

New York, New York
December 28, 2000